Exhibit 4.2

COMSTOCK HOMEBUILDING COMPANIES, INC.

CERTIFICATE OF AMENDMENT

Comstock Homebuilding Companies, Inc., a Delaware corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that this Certificate of Amendment be considered at the next annual meeting of stockholders of the Corporation. The resolution setting forth the proposed amendment is substantially as follows:

RESOLVED, that the Board hereby approves and adopts a certificate of amendment to the Charter, so that, as amended, Article I of the Charter shall be and read as, “The name of the Corporation is Comstock Holding Companies, Inc.”, declares the Certificate of Amendment to be advisable and directs that the Certificate of Amendment proposed be considered at the next annual meeting of stockholders of the Corporation (the “2012 Annual Meeting”);

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The undersigned acknowledges this Certificate of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

FIFTH: Except as amended hereby, the rest and remainder of the Corporation’s charter shall be and remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its General Counsel and Secretary as of the 22nd day of June, 2012.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente
Chairman and Chief Executive Officer

ATTEST

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary